Sheet1

CMA Government Securities Fund
File Number: 811-3205
CIK Number: 353480
For the Period Ending: 03/31/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended March 31, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

10/20/2000	$ 103,000	Merrill Lynch Governemnt	6.450%	10/27/2000
10/27/2000	103,000	Merrill Lynch Governemnt	6.480	11/03/2000
11/03/2000	105,100	Merrill Lynch Governemnt	6.480	11/10/2000
11/10/2000	103,800	Merrill Lynch Governemnt	6.480	11/17/2000
11/17/2000	103,500	Merrill Lynch Governemnt	6.480	11/20/2000
11/20/2000	103,300	Merrill Lynch Governemnt	6.500	11/21/2000
11/21/2000	103,000	Merrill Lynch Governemnt	6.480	11/28/2000
11/28/2000	101,600	Merrill Lynch Governemnt	6.490	12/05/2000
12/05/2000	102,000	Merrill Lynch Governemnt	6.490	12/12/2000
12/12/2000	100,900	Merrill Lynch Governemnt	6.470	12/19/2000
12/19/2000	100,600	Merrill Lynch Governemnt	6.370	12/26/2000
12/26/2000	107,000	Merrill Lynch Governemnt	6.400	01/02/2001
01/02/2001	104,100	Merrill Lynch Governemnt	6.480	01/09/2001
01/09/2001	105,000	Merrill Lynch Governemnt	5.820	01/16/2001
01/16/2001	105,000	Merrill Lynch Governemnt	5.880	01/22/2001
01/22/2001	105,000	Merrill Lynch Governemnt	5.800	01/29/2001
01/29/2001	106,000	Merrill Lynch Governemnt	5.650	02/05/2001
02/05/2001	100,000	Merrill Lynch Governemnt	5.430	02/12/2001
02/12/2001	103,000	Merrill Lynch Governemnt	5.450	02/13/2001
02/13/2001	103,000	Merrill Lynch Governemnt	5.450	02/20/2001
02/20/2001	103,000	Merrill Lynch Governemnt	5.410	02/27/2001
03/01/2001	100,000	Merrill Lynch Governemnt	5.390	03/08/2001
03/08/2001	100,000	Merrill Lynch Governemnt	5.300	03/15/2001
03/15/2001	100,000	Merrill Lynch Governemnt	5.180	03/22/2001
03/22/2001	100,000	Merrill Lynch Governemnt	4.800	03/29/2001
03/27/2001	10,250	US Treasury Bills	4.210	09/20/2001
03/29/2001	95,000	Merrill Lynch Governemnt	5.000	04/05/2001

Last Updated on 05/29/2001
By Win95 User